Exhibit 10.3

AMENDMENT NO. 1

TO THE

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Executive Employment Agreement (the “Agreement”) is entered into 7th April 2025 by and between Edgemode, Inc., a Nevada corporation (the “Company”) and Charles Faulkner, an individual (the “Employee”). All terms not otherwise defined herein shall have the same meaning as in the Agreement.

WHEREAS, the Company has entered into a Share Exchange Agreement by and among the Company, Synthesis Analytics Production Ltd and Adler Capital Limited (the “Share Exchange”).

WHEREAS, the parties wish to amend the Agreement effective on the closing of the Share Exchange.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Agreement is amended as follows:

1.    Effective on the closing date of the Share Exchange, the Base Salary under Section 5(a) of the Agreement is at an annual rate of $400,000 (US).

2.    Effective on the closing date of the Share Exchange the Executive shall be entitled to a quarterly Discretionary Bonus under Section 5(c) of the Agreement of up to $150,000 (US) as determined by the Board of Directors.

3.    This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A signed copy of this Amendment delivered by facsimile or electronically scanned signatures shall constitute original signatures.

4.    Except as otherwise set forth herein, all other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and date first above written.

Edgemode, Inc.

By:	/s/ Simon Wajcenberg
Name:	Simon Wajcenberg
Its:	CFO

/s/ Charles Faulkner
Charles Faulkner